Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Gray Television, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 14, 2022

MBX CAPITAL LLC
By:	/s/ Manoj Bhargava
Name:	Manoj Bhargava
Title:	Manager

ManOj Bhargava
By:	/s/ Manoj Bhargava
Name:	Manoj Bhargava

SIMPLIFY INVENTIONS, LLC
By:	/s/ Manoj Bhargava
Name:	Manoj Bhargava
Title:	Manager

INNOVATION VENTURES, LLC
By:	/s/ Manoj Bhargava
Name:	Manoj Bhargava
Title:	Manager

HANS SINGAPORE INVESTMENTS PTE. LTD.
By:	/s/ Ravinder Sajwan
Name:	Ravinder Sajwan
Title:	Director